Exhibit 99.1

News Release
TransUnion Announces Second Quarter 2023 Results
•Delivered strong financial performance in the second quarter
•Grew revenues by 2 percent, or 3 percent constant currency, driven by strength in International
•Prepaid $75 million in debt in the quarter and intend to make additional prepayments throughout the year
•Maintaining 2023 full-year guidance
CHICAGO, July 25, 2023 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended June 30, 2023.
Second Quarter 2023 Results
Revenue:
•Total revenue for the quarter was $968 million, an increase of 2 percent (3 percent on a constant currency basis), compared with the second quarter of 2022.
Earnings:
•Net income attributable to TransUnion was $54 million for the quarter, compared with $96 million for the second quarter of 2022. Diluted earnings per share was $0.28, compared with $0.49 in the second quarter of 2022. Net income attributable to TransUnion margin was 5.6 percent, compared with 10.1 percent in the second quarter of 2022.
•Adjusted Net Income was $166 million for the quarter, compared with $190 million for the second quarter of 2022. Adjusted Diluted Earnings per Share was $0.86, compared with $0.98 in the second quarter of 2022.
•Adjusted EBITDA was $339 million for the quarter, a decrease of 3 percent (2 percent on a constant currency basis), compared with the second quarter of 2022. Adjusted EBITDA margin was 35.0 percent, compared with 36.9 percent in the second quarter of 2022.
“TransUnion delivered another solid quarter,” said Chris Cartwright, President and CEO. “We continue to execute against our growth strategy, benefiting from our innovative and increasingly diversified solution suite, accelerating growth from Neustar and particularly strong results in our International business led by India, Asia Pacific and Canada.”
“In the quarter, we announced a strategic partnership and minority investment in Truework to deliver the next generation of income and employment solutions to our customers. Additionally, we prepaid $75 million in debt, bringing our year-to-date total to $150 million, underlying our commitment to further deleveraging.”
“As we look to the second half of the year, we expect to deliver improving results with accelerating revenue and earnings growth. We are maintaining our 2023 full-year guidance to account for continued market uncertainty.”
Second Quarter 2023 Segment Results
U.S. Markets:
U.S. Markets revenue was $642 million, an increase of 1 percent compared with the second quarter of 2022.
•Financial Services revenue was $332 million, an increase of less than 1 percent compared with the second quarter of 2022.
•Emerging Verticals revenue was $310 million, an increase of 3 percent compared with the second quarter of 2022.
Adjusted EBITDA was $222 million, a decrease of 5 percent compared with the second quarter of 2022.
International:
International revenue was $202 million, an increase of 8 percent (13 percent on a constant currency basis) compared with the second quarter of 2022.

•Canada revenue was $35 million, an increase of 6 percent (11 percent on a constant currency basis) compared with the second quarter of 2022.
•Latin America revenue was $30 million, an increase of 1 percent (5 percent on a constant currency basis) compared with the second quarter of 2022.
•United Kingdom revenue was $49 million, a decrease of 1 percent (1 percent on a constant currency basis) compared with the second quarter of 2022.
•Africa revenue was $14 million, a decrease of 7 percent (an increase of 10 percent on a constant currency basis) compared with the second quarter of 2022.
•India revenue was $51 million, an increase of 27 percent (35 percent on a constant currency basis) compared with the second quarter of 2022.
•Asia Pacific revenue was $22 million, an increase of 18 percent (20 percent on a constant currency basis) compared with the second quarter of 2022.
Adjusted EBITDA was $85 million, an increase of 5 percent (10 percent on a constant currency basis) compared with the second quarter of 2022.
Consumer Interactive:
Consumer Interactive revenue was $144 million, a decrease of 2 percent compared with the second quarter of 2022.
Adjusted EBITDA was $68 million, a decrease of less than 1 percent compared with the second quarter of 2022.
Liquidity and Capital Resources
Cash and cash equivalents were $442 million at June 30, 2023 and $585 million at December 31, 2022, of which $277 million and $303 million was held outside the United States in each respective period. For the six months ended June 30, 2022, we prepaid $150 million of debt, funded from our cash-on-hand.
For the six months ended June 30, 2023, cash provided by operating activities of continuing operations was $293 million, compared with cash used in operating activities of continuing operations of $115 million in 2022. The increase in cash provided by continuing operations was due primarily to prior year taxes paid on the gain from the divestiture of our Healthcare business and lower bonus and commission payments in the current year, partially offset by an increase in interest expense. For the six months ended June 30, 2023, cash used in investing activities of continuing operations was $186 million, compared with $676 million in 2022. The decrease in cash used in investing activities of continuing operations was due primarily to the acquisition of Argus in the prior year. Capital expenditures were $144 million, compared with $121 million in 2022. For the six months ended June 30, 2023, cash used in financing activities of continuing operations was $254 million, compared with $522 million in 2022. The decrease in cash used in financing activities of continuing operations was due primarily to a decrease in debt prepayments and cash used to pay employee taxes on restricted stock units.
Revision of Previously Issued Financial Statements
During the second quarter of 2023, the Company identified an error in the classification of employee costs related to certain of our recent acquisitions between cost of services and selling, general and administrative in the Consolidated Statements of Income impacting the 2022 quarterly and annual financial statements, and quarterly financial statements for the three months ended March 31, 2023. The error resulted in the understatement of cost of services and the overstatement of selling, general and administrative in equal and offsetting amounts resulting in no impact to total operating expenses, operating income or net income. The Company evaluated the error and determined that the related impact was not material to the Consolidated Statements of Income for any prior period. The Company has revised the previously issued Consolidated Statements of Income for the three and six months ended 2022 to correct for such error and these revisions are reflected in the Consolidated Statements of Income. A summary of the revision on the impacted financial statement line items to the Company’s previously issued Consolidated Statements of Income is shown on Schedule 8, “Revision of Previously Issued Financial Statements.”
Third Quarter and Full Year 2023 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions, interest rates and inflation. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended September 30, 2023		Twelve Months Ended December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Revenue, as reported	$973	$988	$3,825	$3,885
Revenue growth[1]:
As reported	4%	5%	3%	5%
Constant currency[1,2]	4%	5%	4%	5%
Organic constant currency[1,3]	4%	5%	3%	5%

Net income attributable to TransUnion	$85	$92	$283	$308
Net income attributable to TransUnion growth	8%	16%	5%	14%
Net income attributable to TransUnion margin	8.8%	9.3%	7.4%	7.9%

Diluted Earnings per Share	$0.44	$0.47	$1.45	$1.58
Diluted Earnings per Share growth	7%	16%	4%	14%

Adjusted EBITDA, as reported[5]	$361	$370	$1,388	$1,421
Adjusted EBITDA growth, as reported[4]	6%	9%	3%	5%
Adjusted EBITDA margin	37.1%	37.4%	36.3%	36.6%

Adjusted Diluted Earnings per Share[5]	$0.92	$0.95	$3.49	$3.62
Adjusted Diluted Earnings per Share growth	(1)%	2%	(4)%	—%
Additional revenue growth assumptions:
1.The impact of changing foreign currency exchange rates is expected to be insignificant for Q3 2023 and approximately 1 point of headwind for FY 2023.
a.The impact of recent acquisitions is expected to have no impact for Q3 2023 and less than 1 point of benefit for FY 2023.
b.The impact of mortgage is expected to be approximately 1.5 points of benefit for Q3 2023 and 1 point benefit for FY 2023. These impacts are calculated by removing the U.S. mortgage revenue from both the current year and prior year periods.
2.Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
3.Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions.
4.Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have an insignificant impact for Q3 2023 and approximately 1 point of headwind for FY 2023.
5.For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 7 of this Earnings Release.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at Events | TransUnion. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good.
A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences and personal empowerment for hundreds of millions of people.
http://www.transunion.com/business
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes, Adjusted Effective Tax Rate and Leverage Ratio for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, diluted earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are presented in the attached Schedules.
We present Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. These are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours.
Our board of directors and executive management team use Adjusted EBITDA as an incentive compensation measure for most eligible employees and Adjusted Diluted Earnings per Share as an incentive compensation measure for certain of our senior executives.
Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to our Leverage Ratio, which is partially based on Adjusted EBITDA. Investors also use our Leverage Ratio to assess our ability to service our debt and make other capital allocation decisions.
We define Consolidated Adjusted EBITDA as net income (loss) attributable to TransUnion, less discontinued operations, net of tax, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses to migrate to the cloud, plus (less) certain other expenses (income). We define Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by total revenue as reported.
We define Adjusted Net Income as net income (loss) attributable to TransUnion, less discontinued operations, net of tax, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the total adjustment for income taxes included in our Adjusted Provision for Income Taxes. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. We define Adjusted Provision for Income Taxes as our provision for income taxes, plus or minus the tax impact on the adjustment included in Adjusted Net Income, plus or minus the impact of excess tax benefits for share compensation, plus or minus other items that relate to prior periods such as valuation allowance changes, deferred tax rate and return to provision adjustments, and other unusual items that are included in our provision for income taxes. We define Adjusted Effective Tax Rate as Adjusted Provision for Income Taxes divided by Adjusted Net Income.
We define Leverage Ratio as net debt divided by Consolidated Adjusted EBITDA for the most recent twelve-month period, including twelve months of Adjusted EBITDA from significant acquisitions. Net debt is defined as total debt less cash and cash equivalents as reported on the balance sheet as of the end of the period.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in the forward-looking statements, or that could materially affect our financial results or such forward-looking statements include:
•macroeconomic effects and changes in market conditions, including the impact of inflation, risk of recession and industry trends and adverse developments in the debt, consumer credit and financial services markets;
•our ability to provide competitive services and prices;
•our ability to retain or renew existing agreements with large or long-term customers;
•our ability to maintain the security and integrity of our data;
•our ability to deliver services timely without interruption;
•our ability to maintain our access to data sources;
•government regulation and changes in the regulatory environment;
•litigation or regulatory proceedings;
•our ability to effectively manage our costs;
•economic and political stability in the United States and international markets where we operate;
•our ability to effectively develop and maintain strategic alliances and joint ventures;
•our ability to timely develop new services and the market’s willingness to adopt our new services;
•our ability to manage and expand our operations and keep up with rapidly changing technologies;
•our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions;

•our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property;
•our ability to defend our intellectual property from infringement claims by third parties;
•the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine;
•the ability of our outside service providers and key vendors to fulfill their obligations to us;
•further consolidation in our end-customer markets;
•the increased availability of free or inexpensive consumer information;
•losses against which we do not insure;
•our ability to make timely payments of principal and interest on our indebtedness;
•our ability to satisfy covenants in the agreements governing our indebtedness;
•our ability to maintain our liquidity;
•share repurchase plans; and
•our reliance on key management personnel.
There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties.
The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$442.0	$585.3
Trade accounts receivable, net of allowance of $12.0 and $11.0	672.8	602.2
Other current assets	302.5	262.7
Total current assets	1,417.3	1,450.2
Property, plant and equipment, net of accumulated depreciation and amortization of $763.4 and $711.3	195.2	218.2
Goodwill	5,597.3	5,551.4
Other intangibles, net of accumulated amortization of $2,496.0 and $2,268.6	3,610.1	3,675.5
Other assets	806.6	771.0
Total assets	$11,626.5	$11,666.3
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$320.6	$250.4
Short-term debt and current portion of long-term debt	114.6	114.6
Other current liabilities	500.7	540.5
Total current liabilities	935.9	905.5
Long-term debt	5,354.5	5,555.5
Deferred taxes	699.7	762.0
Other liabilities	174.4	173.9
Total liabilities	7,164.5	7,396.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at June 30, 2023 and December 31, 2022, 199.4 million and 198.7 million shares issued at June 30, 2023 and December 31, 2022, respectively, and 193.3 million shares and 192.7 million shares outstanding as of June 30, 2023 and December 31, 2022, respectively	2.0	2.0
Additional paid-in capital	2,345.3	2,290.3
Treasury stock at cost; 6.1 million and 6.0 million shares at June 30, 2023 and December 31, 2022, respectively	(294.4)	(284.5)
Retained earnings	2,511.5	2,446.6
Accumulated other comprehensive loss	(202.6)	(284.5)
Total TransUnion stockholders’ equity	4,361.8	4,169.9
Noncontrolling interests	100.2	99.5
Total stockholders’ equity	4,462.0	4,269.4
Total liabilities and stockholders’ equity	$11,626.5	$11,666.3

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$968.0	$948.3	$1,908.2	$1,869.5
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	365.5	328.9	728.2	650.0
Selling, general and administrative	314.0	306.3	616.7	642.7
Depreciation and amortization	130.1	130.6	259.8	259.4
Total operating expenses	809.6	765.8	1,604.7	1,552.1
Operating income	158.4	182.5	303.6	317.4
Non-operating income and (expense)
Interest expense	(72.6)	(51.9)	(144.4)	(102.1)
Interest income	4.3	1.2	10.1	1.9
Earnings from equity method investments	4.9	3.1	8.0	6.1
Other income and (expense), net	(18.3)	(6.4)	(25.0)	(18.2)
Total non-operating income and (expense)	(81.7)	(54.0)	(151.4)	(112.2)
Income from continuing operations before income taxes	76.6	128.5	152.2	205.2
Provision for income taxes	(19.3)	(29.2)	(37.9)	(53.5)
Income from continuing operations	57.3	99.3	114.3	151.7
Discontinued operations, net of tax	(0.2)	0.3	(0.2)	—
Net income	57.2	99.6	114.1	151.6
Less: net income attributable to the noncontrolling interests	(3.3)	(4.1)	(7.6)	(7.7)
Net income attributable to TransUnion	$53.9	$95.6	$106.5	$143.9

Income from continuing operations	$57.3	$99.3	$114.3	$151.7
Less: income from continuing operations attributable to noncontrolling interests	(3.3)	(4.1)	(7.6)	(7.7)
Income from continuing operations attributable to TransUnion	54.1	95.3	106.8	143.9
Discontinued operations, net of tax	(0.2)	0.3	(0.2)	—
Net income attributable to TransUnion	$53.9	$95.6	$106.5	$143.9

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Discontinued operations, net of tax	—	—	—	—
Net Income attributable to TransUnion	$0.28	$0.50	$0.55	$0.75
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Discontinued operations, net of tax	—	—	—	—
Net Income attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Weighted-average shares outstanding:
Basic	193.2	192.5	192.8	192.3
Diluted	194.0	193.1	194.0	193.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$114.1	$151.6
Less: Discontinued operations, net of tax	(0.2)	—
Income from continuing operations	114.3	151.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	259.8	259.4
Loss on repayment of loans	2.1	6.5
Deferred taxes	(71.3)	(32.6)
Stock-based compensation	45.9	42.3
Other	22.8	13.5
Changes in assets and liabilities:
Trade accounts receivable	(77.0)	(61.0)
Other current and long-term assets	(28.8)	(40.2)
Trade accounts payable	67.3	6.4
Other current and long-term liabilities	(42.2)	(461.4)
Cash provided by (used in) operating activities of continuing operations	292.9	(115.4)
Cash (used in) provided by operating activities of discontinued operations	(0.2)	0.2
Cash provided by (used in) operating activities	292.7	(115.2)
Cash flows from investing activities:
Capital expenditures	(143.6)	(121.3)
Proceeds from sale/maturities of other investments	22.1	42.5
Purchases of other investments	(32.8)	(76.3)
Investments in consolidated affiliates, net of cash acquired	—	(504.0)
Investments in nonconsolidated affiliates	(31.9)	(14.8)
Other	0.1	(2.3)
Cash used in investing activities of continuing operations	(186.1)	(676.2)
Cash used in investing activities of discontinued operations	—	(0.7)
Cash used in investing activities	(186.1)	(676.9)
Cash flows from financing activities:
Repayments of debt	(207.3)	(457.3)
Proceeds from issuance of common stock and exercise of stock options	9.8	8.9
Dividends to shareholders	(40.9)	(37.2)
Employee taxes paid on restricted stock units recorded as treasury stock	(9.9)	(29.2)
Payment of contingent consideration	—	(2.8)
Distributions to noncontrolling interests	(5.9)	(4.2)
Cash used in financing activities of continuing operations	(254.2)	(521.8)
Effect of exchange rate changes on cash and cash equivalents	4.3	(6.7)
Net change in cash and cash equivalents	(143.3)	(1,320.6)
Cash and cash equivalents, beginning of period	585.3	1,842.4
Cash and cash equivalents, end of period	$442.0	$521.8
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Three Months Ended June 30, 2023 compared with the Three Months Ended June 30, 2022
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	2.1%	3.1%	—%	2.1%	3.1%
U.S. Markets	1.4%	1.4%	—%	1.4%	1.4%
Financial Services	0.2%	0.2%	—%	0.2%	0.2%
Emerging Verticals	2.6%	2.6%	—%	2.6%	2.6%
International	8.0%	13.1%	—%	8.0%	13.1%
Canada	5.8%	11.4%	—%	5.8%	11.4%
Latin America	1.3%	5.2%	—%	1.3%	5.2%
United Kingdom	(1.2)%	(0.6)%	—%	(1.2)%	(0.6)%
Africa	(7.4)%	10.2%	—%	(7.4)%	10.2%
India	26.9%	35.3%	—%	26.9%	35.3%
Asia Pacific	18.4%	20.0%	—%	18.4%	20.0%
Consumer Interactive	(2.3)%	(2.2)%	—%	(2.3)%	(2.2)%

Adjusted EBITDA:
Consolidated	(3.2)%	(2.1)%	—%	(3.2)%	(2.1)%
U.S. Markets	(5.2)%	(5.3)%	—%	(5.2)%	(5.3)%
International	5.3%	10.0%	—%	5.3%	10.0%
Consumer Interactive	(0.5)%	(0.3)%	—%	(0.5)%	(0.3)%

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Six Months Ended June 30, 2023 compared with the Six Months Ended June 30, 2022
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	2.1%	3.5%	1.1%	1.0%	2.4%
U.S. Markets	2.4%	2.4%	1.7%	0.7%	0.7%
Financial Services	2.7%	2.7%	3.2%	(0.5)%	(0.5)%
Emerging Verticals	2.0%	2.0%	—%	2.0%	2.0%
International	5.5%	12.5%	—%	5.5%	12.5%
Canada	4.2%	10.4%	—%	4.2%	10.4%
Latin America	3.0%	8.1%	—%	3.0%	8.1%
United Kingdom	(9.3)%	(4.3)%	—%	(9.3)%	(4.3)%
Africa	(4.2)%	12.2%	—%	(4.2)%	12.2%
India	23.8%	33.8%	—%	23.8%	33.8%
Asia Pacific	20.5%	22.4%	—%	20.5%	22.4%
Consumer Interactive	(3.6)%	(3.5)%	—%	(3.6)%	(3.5)%

Adjusted EBITDA:
Consolidated	(3.4)%	(1.7)%	(0.5)%	(2.9)%	(1.2)%
U.S. Markets	(6.4)%	(6.5)%	(0.7)%	(5.7)%	(5.7)%
International	5.1%	12.0%	—%	5.1%	12.0%
Consumer Interactive	0.6%	0.7%	—%	0.6%	0.7%
1.Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
2.Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
3.Organic growth rate is the reported growth rate less the inorganic growth rate.
4.Organic CC growth rate is the CC growth rate less inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
U.S. Markets gross revenue
Financial Services	$331.9	$331.1	$652.5	$635.3
Emerging Verticals	310.2	302.3	610.0	598.0
U.S. Markets gross revenue	$642.1	$633.4	$1,262.5	$1,233.3

International gross revenue
Canada	$35.0	$33.1	$66.5	$63.8
Latin America	29.9	29.5	58.5	56.8
United Kingdom	49.0	49.6	96.2	106.0
Africa	14.5	15.6	29.1	30.4
India	51.0	40.2	105.6	85.3
Asia Pacific	22.5	19.0	43.3	35.9
International gross revenue	$201.9	$187.0	$399.1	$378.2

Consumer Interactive gross revenue	$144.0	$147.4	$286.3	$297.0

Total gross revenue	$988.0	$967.8	$1,948.0	$1,908.5

Intersegment revenue eliminations
U.S. Markets	$(18.2)	$(17.8)	$(36.1)	$(35.5)
International	(1.4)	(1.5)	(2.8)	(2.9)
Consumer Interactive	(0.5)	(0.3)	(0.9)	(0.5)
Total intersegment revenue eliminations	$(20.0)	$(19.5)	$(39.8)	$(39.0)

Total revenue as reported	$968.0	$948.3	$1,908.2	$1,869.5

Adjusted EBITDA:
U.S. Markets	$222.1	$234.4	$422.1	$451.1
International	85.3	81.0	171.3	163.0
Consumer Interactive	67.7	68.0	137.7	137.0
Corporate	(36.0)	(33.1)	(69.8)	(66.5)
Adjusted EBITDA margin:[1]
U.S. Markets	34.6%	37.0%	33.4%	36.6%
International	42.3%	43.3%	42.9%	43.1%
Consumer Interactive	47.0%	46.2%	48.1%	46.1%
1.Segment Adjusted EBITDA margins are calculated using segment gross revenue and segment Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$53.9	$95.6	$106.5	$143.9
Discontinued operations, net of tax	0.2	(0.3)	0.2	—
Income from continuing operations attributable to TransUnion	$54.1	$95.3	$106.8	$143.9
Net interest expense	68.4	50.7	134.3	100.2
Provision for income taxes	19.3	29.2	37.9	53.5
Depreciation and amortization	130.1	130.6	259.8	259.4
EBITDA	$271.8	$305.7	$538.8	$557.1
Adjustments to EBITDA:
Stock-based compensation[1]	$24.1	$20.3	$46.3	$40.8
Mergers and acquisitions, divestitures and business optimization[2]	21.5	14.0	30.4	28.6
Accelerated technology investment[3]	17.6	8.1	37.3	20.1
Net other[4]	4.1	2.2	8.7	37.9
Total adjustments to EBITDA	$67.3	$44.6	$122.7	$127.5
Consolidated Adjusted EBITDA	$339.1	$350.3	$661.5	$684.5

Net income attributable to TransUnion margin	5.6%	10.1%	5.6%	7.7%
Consolidated Adjusted EBITDA margin[5]	35.0%	36.9%	34.7%	36.6%
As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:
For the three months ended June 30, 2023, a $9.1 million loss on the impairment of a Cost Method Investment; $5.5 million of Neustar integration costs; a $5.1 million adjustment to the fair value of a put option liability related to a minority investment; a $2.5 million adjustment to a liability from a recent acquisition; $2.4 million of acquisition expenses; a $(2.3) million adjustment to the fair value of a note receivable; and $(0.7) million of reimbursements for transition services related to divested businesses, net of separation expenses.
For the six months ended June 30, 2023, $11.5 million of Neustar integration costs; a $9.1 million loss on the impairment of a Cost Method Investment; a $5.5 million adjustment to the fair value of a put option liability related to a minority investment; $5.1 million of adjustments to liabilities from a recent acquisition; $3.8 million of acquisition expenses; a $(2.3) million adjustment to fair value of a note receivable; $(1.3) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million gain on the disposal of a Cost Method Investment.
For the three months ended June 30, 2022, $9.0 million of acquisition expenses; $7.7 million of Neustar integration costs; $(1.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.9) million adjustment to fair value of a put option related to a minority investment.
For the six months ended June 30, 2022, $17.9 million of acquisition expenses; $16.7 million of Neustar integration costs; $(5.3) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million adjustment to the fair value of a put option related to a minority investment.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments:
For the three months ended June 30, 2023, $1.0 million of deferred loan fees written off as a result of the prepayment on our debt; and a $3.1 million net loss from currency remeasurement of our foreign operations, loan fees and other.
For the six months ended June 30, 2023, $2.1 million of deferred loan fees written off as a result of the prepayment on our debt; and a $6.6 million net loss from currency remeasurement of our foreign operations, loan fees and other.
For the three months ended June 30, 2022, $2.2 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.

For the six months ended June 30, 2022, $28.4 million for certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and $3.0 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.
5.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income from continuing operations attributable to TransUnion	$54.1	$95.3	$106.8	$143.9
Discontinued operations, net of tax	(0.2)	0.3	(0.2)	—
Net income attributable to TransUnion	$53.9	$95.6	$106.5	$143.9

Weighted-average shares outstanding:
Basic	193.2	192.5	192.8	192.3
Diluted	194.0	193.1	194.0	193.1

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Discontinued operations, net of tax	—	—	—	—
Net Income attributable to TransUnion	$0.28	$0.50	$0.55	$0.75
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Discontinued operations, net of tax	—	—	—	—
Net Income attributable to TransUnion	$0.28	$0.49	$0.55	$0.75

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$53.9	$95.6	$106.5	$143.9
Discontinued operations, net of tax	0.2	(0.3)	0.2	—
Income from continuing operations attributable to TransUnion	$54.1	$95.3	$106.8	$143.9
Adjustments before income tax items:
Stock-based compensation[1]	24.1	20.3	46.3	40.8
Mergers and acquisitions, divestitures and business optimization[2]	21.5	14.0	30.4	28.6
Accelerated technology investment[3]	17.6	8.1	37.3	20.1
Net other[4]	4.0	1.8	7.8	37.0
Amortization of certain intangible assets[5]	73.9	78.2	149.1	154.4
Total adjustments before income tax items	$141.2	$122.4	$270.8	$281.1
Change in provision for income taxes per schedule 4	(28.8)	(28.1)	(55.7)	(56.6)
Adjusted Net Income	$166.5	$189.5	$321.9	$368.3

Weighted-average shares outstanding:
Basic	193.2	192.5	192.8	192.3
Diluted	194.0	193.1	194.0	193.1

Adjusted Earnings per Share:
Basic	$0.86	$0.98	$1.67	$1.92
Diluted	$0.86	$0.98	$1.66	$1.91

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of diluted earnings per share from net income attributable to TransUnion to Adjusted Diluted Earnings per Share:
Diluted earnings per common share from:
Net income attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Discontinued operations, net of tax	—	—	—	—
Income from continuing operations attributable to TransUnion	$0.28	$0.49	$0.55	$0.75
Adjustments before income tax items:
Stock-based compensation[1]	0.12	0.10	0.24	0.21
Mergers and acquisitions, divestitures and business optimization[2]	0.11	0.07	0.16	0.15
Accelerated technology investment[3]	0.09	0.04	0.19	0.10
Net other[4]	0.02	0.01	0.04	0.19
Amortization of certain intangible assets[5]	0.38	0.41	0.77	0.80
Total adjustments before income tax items	$0.73	$0.63	$1.40	$1.46
Change in provision for income taxes per schedule 4	(0.15)	(0.15)	(0.29)	(0.29)
Adjusted Diluted Earnings per Share	$0.86	$0.98	$1.66	$1.91

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:
For the three months ended June 30, 2023, a $9.1 million loss on the impairment of a Cost Method Investment; $5.5 million of Neustar integration costs; a $5.1 million adjustment to the fair value of a put option liability related to a minority investment; a $2.5 million adjustment to a liability from a recent acquisition; $2.4 million of acquisition expenses; a $(2.3) million adjustment to the fair value of a note receivable; and $(0.7) million of reimbursements for transition services related to divested businesses, net of separation expenses.
For the six months ended June 30, 2023, $11.5 million of Neustar integration costs; a $9.1 million loss on the impairment of a Cost Method Investment; a $5.5 million adjustment to the fair value of a put option liability related to a minority investment; $5.1 million of adjustments to liabilities from a recent acquisition; $3.8 million of acquisition expenses; a $(2.3) million adjustment to fair value of a note receivable; $(1.3) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million gain on the disposal of a Cost Method Investment.
For the three months ended June 30, 2022, $9.0 million of acquisition expenses; $7.7 million of Neustar integration costs; $(1.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.9) million adjustment to fair value of a put option related to a minority investment.
For the six months ended June 30, 2022, $17.9 million of acquisition expenses; $16.7 million of Neustar integration costs; $(5.3) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million adjustment to the fair value of a put option related to a minority investment.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments:
For the three months ended June 30, 2023, $1.0 million of deferred loan fees written off as a result of the prepayment on our debt; and a $3.0 million net loss from currency remeasurement of our foreign operations and other.
For the six months ended June 30, 2023, $2.1 million of deferred loan fees written off as a result of the prepayment on our debt; and a $5.7 million net loss from currency remeasurement of our foreign operations and other.
For the three months ended June 30, 2022, $1.8 million of net other, which includes net losses from currency remeasurement of our foreign operations and other.
For the six months ended June 30, 2022, $28.4 million for certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and $2.1 million of net other, which includes net losses from currency remeasurement of our foreign operations and other.

5.Consisted of amortization of intangible assets from our 2012 change-in-control transaction and amortization of intangible assets established in business acquisitions after our 2012 change-in-control transaction.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Adjusted Provision for Income Taxes and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income from continuing operations before income taxes	$76.6	$128.5	$152.2	$205.2
Total adjustments before income tax items from schedule 3	141.2	122.4	270.8	281.1
Adjusted income from continuing operations before income taxes	$217.8	$250.9	$423.0	$486.3

Reconciliation of provision for income taxes to Adjusted Provision for Income Taxes
Provision for income taxes	(19.3)	(29.2)	(37.9)	(53.5)
Adjustments for income taxes:
Tax effect of above adjustments[1]	(32.6)	(28.2)	(62.2)	(56.6)
Eliminate impact of excess tax expenses/(benefits) for stock-based compensation	0.6	(0.8)	2.1	(5.0)
Other[2]	3.2	0.8	4.4	4.9
Total adjustments for income taxes	$(28.8)	$(28.1)	$(55.7)	$(56.6)
Adjusted Provision for Income Taxes	$(48.1)	$(57.3)	$(93.6)	$(110.2)

Effective tax rate	25.2%	22.7%	24.9%	26.1%
Adjusted Effective Tax Rate	22.1%	22.8%	22.1%	22.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Tax rates used to calculate the tax expense impact are based on the nature of each item.
2.For the three months ended June 30, 2023, $1.3 million of valuation allowances related to prior periods; $1.2 million of adjustments related to prior periods including audits and return-to-provision; $0.4 million of deferred tax rate adjustments; and $0.3 million of other adjustments.
For the six months ended June 30, 2023, $1.3 million of other adjustments; $1.2 million of adjustments related to prior periods including audits and return-to-provision; $1.1 million of valuation allowances related to prior periods; and $0.8 million of deferred tax rate adjustments.
For the three months ended June 30, 2022, $0.5 million of other adjustments and $0.3 million of deferred tax rate adjustments.
For the six months ended June 30, 2022, $2.4 million of deferred tax rate adjustments, $2.0 million of other adjustments and $0.5 million of valuation allowances related to prior periods.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Leverage Ratio (Unaudited)
(dollars in millions)

(dollars in millions)	Trailing Twelve Months Ended June 30, 2023
Reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$232.1
Discontinued operations, net of tax	(17.2)
Income from continuing operations attributable to TransUnion	$215.0
Net interest expense	260.4
Provision for income taxes	104.2
Depreciation and amortization	519.4
EBITDA	$1,099.0
Adjustments to EBITDA:
Stock-based compensation[1]	$86.5
Mergers and acquisitions, divestitures and business optimization[2]	52.5
Accelerated technology investment[3]	68.5
Net other[4]	16.9
Total adjustments to EBITDA	$224.5
Leverage Ratio Adjusted EBITDA	$1,323.5

Total debt	$5,469.1
Less: Cash and cash equivalents	442.0
Net Debt	$5,027.1

Ratio of Net Debt to Net income attributable to TransUnion	21.7
Leverage Ratio	3.8
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.Consisted of stock-based compensation, including amounts which are cash settled.
2.Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments: $27.9 million of Neustar integration costs; a $13.7 million loss on the impairment of Cost Method Investments; $9.6 million of acquisition expenses; a $5.6 million adjustment to the fair value of a put option liability related to a minority investment; a $5.1 million adjustment to a liability from a recent acquisition; a $(0.8) million gain on disposal of a Cost Method investment; a $(2.3) million adjustment to the fair value of a note receivable; $(2.8) million of reimbursements for transition services related to divested businesses, net of separation expenses; and a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition.
3.Represents expenses associated with our accelerated technology investment to migrate to the cloud.
4.Net other consisted of the following adjustments: a $10.4 million net loss from currency remeasurement of our foreign operations, loan fees and other; and $6.4 million of deferred loan fees written off as a result of the prepayments on our debt.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

U.S. Markets	$87.8	$88.8	$176.2	$174.3
International	32.5	31.8	64.6	64.9
Consumer Interactive	8.6	8.7	16.9	17.6
Corporate	1.1	1.3	2.2	2.6
Total depreciation and amortization	$130.1	$130.6	$259.8	$259.4
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 7
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2023		Twelve Months Ended December 31, 2023
	Low	High	Low		High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$85	$92	$283		$308
Discontinued operations, net of tax	—	—	—		—
Income from continuing operations attributable to TransUnion	$85	$92	$283		$308
Interest, taxes and depreciation and amortization	221	223	878		885
EBITDA	$306	$315	$1,161		$1,193
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments[1]	55	55	227		227
Adjusted EBITDA	$361	$370	$1,388		$1,421

Net income attributable to TransUnion margin	8.8%	9.3%	7.4%		7.9%
Adjusted EBITDA margin[2]	37.1%	37.4%	36.3%		36.6%

Guidance reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.44	$0.47	$1.45		$1.58
Adjustments to diluted earnings per share[1]	0.48	0.48	2.04	—	2.04
Adjusted Diluted Earnings per Share	$0.92	$0.95	$3.49		$3.62
As a result of displaying amounts in millions, rounding differences may exist in the table above.
1.These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.
2.Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

SCHEDULE 8
TRANSUNION AND SUBSIDIARIES
Revision of Previously Issued Financial Statements (Unaudited)
(in millions, except per share data)

The Company revised prior period Consolidated Statements of Income to correct the classification of costs related to certain of our recent acquisitions between cost of services and selling, general and administrative, which resulted in the understatement of cost of services and the overstatement of selling, general and administrative in equal and offsetting amounts resulting in no impact to total operating expenses, operating income, or net income. See the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, Part I, Item 1, “Notes to Unaudited Consolidated Financial Statements,” Note 1, “Significant Accounting and Reporting Policies,” and Note 19, “Revision of Previously Issued Financial Statements,” for further information about this matter. A summary of the revision on the impacted financial statement line items to the Company’s previously issued Consolidated Statements of Income previously filed in the Annual Report on Form 10-K and in unaudited Quarterly Reports on Form 10-Q is as follows:

	Three Months Ended				Twelve Months Ended	Three Months Ended
(in millions)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	March 31, 2023
Cost of services (exclusive of depreciation and amortization):
As Reported	$298.0	$308.1	$305.6	$311.2	$1,222.9	$324.9
Adjustment	23.1	20.8	32.6	28.6	105.0	37.8
As Revised	321.1	328.9	338.2	339.8	1,327.9	362.7

Selling, general and administrative:
As Reported	$359.5	$327.1	$333.6	$317.3	$1,337.4	$340.5
Adjustment	(23.1)	(20.8)	(32.6)	(28.6)	(105.0)	(37.8)
As Revised	336.4	306.3	301.0	288.7	1,232.4	302.7